 EXHIBIT 99.2

ROTHSAY RENDERING BUSINESS
Financial Statements
Nine-month periods ended September 28, 2013 and September 29, 2012 (unaudited)
and Years ended December 29, 2012 and December 31, 2011
(With Independent Auditors’ Report Thereon)

ROTHSAY RENDERING BUSINESS
Table of Contents

Page

Independent Auditors' Report	1

Financial Statements:

Statements of Assets Acquired and Liabilities Assumed	3

Statements of Net Revenues and Direct Costs and Operating Expenses	4

Notes to Financial Statements	5

Independent Auditors' Report

The Board of Directors
Darling International Inc.:
We have audited the accompanying statements of assets acquired and liabilities assumed of the Rothsay Rendering Business as of December 29, 2012 and December 31, 2011 and the related statements of net revenues and direct costs and operating expenses for the years then ended, and the related notes to the financial statements. The assets acquired and liabilities assumed by Darling International Inc. pursuant to an acquisition agreement dated August 23, 2013 with Maple Leaf Foods, Inc. are referred to as the “Rothsay Rendering Business”.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of assets acquired and liabilities assumed of the Rothsay Rendering Business as of December 29, 2012 and December 31, 2011, and the statements of net revenues and direct costs and operating expenses for the years then ended in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
As described in note 1, the accompanying financial statements of the Rothsay Rendering Business were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the financial position or the results of operations of the Rothsay Rendering Business. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Dallas, Texas
December 2, 2013

ROTHSAY RENDERING BUSINESS

Statements of Assets Acquired and Liabilities Assumed

(In thousands)

	September 28, 2013	December 29, 2012	December 31, 2011
	(Unaudited)
Assets acquired:
Trade accounts receivable	$16,581	11,868	7,504
Other receivables	3,218	3,948	5,713
Inventories	9,093	11,708	12,765
Other assets	275	151	259
Property, plant, and equipment	86,727	88,842	83,038
Total assets acquired	115,894	116,517	109,279
Liabilities assumed:
Trade accounts payable	16,454	14,510	15,432
Other payables	2,857	2,598	—
Accrued expenses	3,279	4,345	4,417
Other long-term liabilities	9,853	10,540	9,032
Total liabilities assumed	32,443	31,993	28,881
Net assets acquired	$83,451	84,524	80,398

See accompanying notes to financial statements.

ROTHSAY RENDERING BUSINESS

Statements of Net Revenues and Direct Costs and Operating Expenses

(In thousands)

	Nine months ended		Year ended
	September 28, 2013	September 29, 2012	December 29, 2012	December 31, 2011
	(Unaudited)
Net revenues	$180,567	172,064	227,411	223,241
Direct costs and operating expenses:
Cost of sales and operating expenses	109,151	97,504	131,806	115,916
Selling, general, and administrative expenses	4,941	6,321	8,830	8,058
Depreciation	9,860	10,277	13,791	12,489
Total direct costs and operating expenses	123,952	114,102	154,427	136,463

Net revenues less direct costs and operating expenses	$56,615	57,962	72,984	86,778

See accompanying notes to financial statements.

ROTHSAY RENDERING BUSINESS
Notes to Financial Statements
Nine-month periods ended September 28, 2013 and September 29, 2012 (unaudited)
and Years ended December 29, 2012 and December 31, 2011

(1)	Organization and Significant Accounting Policies

(a)	Description of the Business and Basis of Presentation

Pursuant to an asset purchase agreement (the APA) dated as of August 23, 2013 between Maple Leaf Foods Inc. and Darling International Inc. (the Acquirer), the Acquirer purchased operating assets related to certain product lines of Maple Leaf Foods Inc. in return for a cash payment of approximately CAD$645 million (approximately $614.5 million at the exchange rate of CAD$1.00:$0.9527 on August 23, 2013). Hereinafter, the assets, liabilities, and related business sold under the APA are referred to as the “Rothsay Rendering Business.” The Rothsay Rendering Business (the Company) is the leading provider of sustainable and environmentally sound organic waste solutions to the food and agricultural industries in Manitoba, Ontario, Quebec, and Atlantic Canada. The Company provides essential services for collecting, processing, and recycling of animal by‑products and organic waste from raw material customers; processing, these raw materials into finished products of fats, protein meals, and biodiesel, which are used by a diversified finished products customer base.
The accompanying financial statements, including the selected cash flow information below, of the Rothsay Rendering Business were prepared for the purpose of providing historical information to comply with the rules and regulations of the Securities and Exchange Commission (SEC) pursuant to a waiver letter obtained from the SEC staff. These statements are derived from Maple Leaf Foods Inc.’s historical accounting records, and are in accordance with accounting principles generally accepted in the United States. The financial statements are not intended to be a complete presentation of the Rothsay Rendering Business and are not necessarily indicative of the financial position and results of operations that would have been achieved if the Company had operated as a separate, stand-alone business.
Throughout the periods presented herein, the Rothsay Rendering Business was controlled by Maple Leaf Foods Inc. The statements of net revenues and direct costs and operating expenses reflect only those net revenues directly attributable to the Rothsay Rendering Business. The direct costs and operating expenses of the Rothsay Rendering Business presented in these statements include cost of goods sold related to the Rothsay Rendering Business’ net revenues and that are directly attributed to products included in the Rothsay Rendering Business. Management considers these allocations to be a reasonable reflection of the utilization of goods and the services provided. Corporate overhead, including items such as human resources, certain unallocated employee costs related to benefit plans not assumed, legal services and settlements, compliance, finance, tax, and treasury functions that are managed by Maple Leaf Foods Inc. have not been allocated to the Rothsay Rendering Business in these financial statements. Additionally, depreciation expense of assets not acquired, interest expense and income taxes have also been excluded from the financial statements.
The accompanying unaudited statements of assets acquired and liabilities assumed as of September 28, 2013 and the unaudited statements of net revenues and direct costs and operating expenses for the nine-month periods ended September 28, 2013 and September 29, 2012 of the Rothsay Rendering Business have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and the instructions to Article 10 of Regulation S X. In the opinion of management, all adjustments considered necessary for a fair
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ROTHSAY RENDERING BUSINESS
Notes to Financial Statements
Nine-month periods ended September 28, 2013 and September 29, 2012 (unaudited)
and Years ended December 29, 2012 and December 31, 2011

presentation have been made. Such adjustments consist of those of a normal recurring nature. The excess of net revenues less direct costs and operating expenses are not necessarily indicative of the operating results that may be expected in future periods.

(b)	Selected Cash Flows for the Periods Presented (Amounts in Thousands)

	Nine months ended	Year ended
	September 28, 2013	December 29, 2012	December 31, 2011
	(Unaudited)
Selected cash flows:
Net revenues less direct costs and operating expenses	$56,615	72,984	86,778
Depreciation	9,860	13,791	12,489
Change in inventories	2,615	1,057	(3,245)
Change in accrued liabilities	(1,066)	(72)	1,537
Selected operating cash flows	68,024	87,760	97,559

Purchase of property, plant and equipment	(9,359)	(13,374)	(12,488)
Net selected cash flows	$58,665	74,386	85,071

(c)	Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

(d)	Foreign Currency

The functional currency of the Company is the Canadian Dollar. The acquired assets and assumed liabilities are translated into U.S. Dollars at the period‑end exchange rates and net revenues and direct operating expenses at the period average exchange rates. The currency translation adjustment of $874K, ($612K) and $2,573K for the periods ended September 29, 2013, December 29, 2012, and December 31, 2011, respectively, has not been presented as it does not represent an asset or liability assumed by Darling International Inc.

(e)	Inventories

Inventories consist principally of finished goods and supplies and other and are stated at the lower of cost or market, using the first-in, first-out method.
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ROTHSAY RENDERING BUSINESS
Notes to Financial Statements
Nine-month periods ended September 28, 2013 and September 29, 2012 (unaudited)
and Years ended December 29, 2012 and December 31, 2011

(f)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is calculated on the straight-line method over the estimated useful life of the asset. The estimated useful lives are as follows:

Building and improvements	16 - 40 years
Machinery and equipment	3 - 20 years
Vehicles	10 years

(g)	Revenue Recognition

Net revenues are recognized on products when the related goods have been shipped, title has passed to a customer, and there are no undelivered elements or uncertainties.

(h)	Cost of Sales and Operating Expenses

Cost of goods sold consists primarily of product and product related costs, vendor consideration, freight, and handling costs.

(2)	Related-Party Transactions

During the periods ended September 28, 2013, December 29, 2012, and December 31, 2011, the Company has made several transactions with its parent company as follows (in thousands):

	2013	2012	2011
Sale of inventories	$5,362	3,335	2,629
Purchase of raw materials	2,158	1,165	763

The balance of receivables and payables from and to parent company presented under trade accounts receivable and trade accounts payable, respectively, in the balance sheets are as follows (in thousands):

	2013	2012	2011
Due from parent company	$4	292	215
Due to parent company	2,237	2,186	1,942

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ROTHSAY RENDERING BUSINESS
Notes to Financial Statements
Nine-month periods ended September 28, 2013 and September 29, 2012 (unaudited)
and Years ended December 29, 2012 and December 31, 2011

(3)	Inventories

Inventories are summarized as follows:

	September 28, 2013	December 29, 2012	December 31, 2011
Finished goods	$3,176	5,588	7,550
Supplies and other	5,917	6,120	5,215
	$9,093	11,708	12,765

(4)	Property, Plant, and Equipment

Details of property, plant, and equipment are as follows:

	September 28, 2013	December 29, 2012	December 31, 2011
Land	$3,687	3,812	3,720
Building and improvements	40,887	41,274	32,524
Machinery and equipment	126,741	125,064	128,983
Vehicles	25,419	25,590	22,950
Construction in process	12,713	11,426	10,907
	209,447	207,166	199,084
Accumulated depreciation	(122,720)	(118,324)	(116,046)
	$86,727	88,842	83,038

(5)	Capital Leases

The Company is obligated under capital leases covering transportation equipment that expire at various dates during the next seven years. At September 28, 2013, December 29, 2012, and December 31, 2011, the gross amount of plant and equipment and related accumulated amortization recorded under capital leases were as follows:

	2013	2012	2011
Vehicles	$16,430	16,231	12,958
Less accumulated amortization	6,610	5,961	4,782
	$9,820	10,270	8,176

Amortization of assets held under capital leases is included with depreciation expense.

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ROTHSAY RENDERING BUSINESS
Notes to Financial Statements
Nine-month periods ended September 28, 2013 and September 29, 2012 (unaudited)
and Years ended December 29, 2012 and December 31, 2011

Future minimum capital lease payments as of December 29, 2012 are:

Year ending December 29:
2013	$3,675
2014	3,285
2015	2,521
2016	1,910
2017	1,050
Later years, through 2019	713
Total minimum lease payments	13,154
Less estimated executory costs	1,520
Net minimum lease payments	11,634
Less amount representing interest (at rates ranging from 4.95% to 6.55%)	1,094
$10,540

(6)	Subsequent Events

Pursuant to the APA mentioned heretofore and dated as of August 23, 2013 between Maple Leaf Foods Inc. and the Acquirer, on October 26, 2013 the Acquirer completed the purchase of operating assets related to the product lines of the Rothsay Rendering Business of Maple Leaf Foods Inc. in return for a cash payment on October 28, 2013 of approximately CAD$645 million (approximately $617.2 million at the exchange rate of CAD$1.00:$0.9569) as of market close on October 26, 2013.
The Rothsay Rendering Business has evaluated subsequent events through December 2, 2013, the filing date of these financial statements.

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